Exhibit 99.1

WiSA Technologies Announces Nasdaq Acceptance of Compliance Plan

Plans 1-for-150 Reverse Stock Split

Beaverton, Ore.--(April 9, 2024) — WiSA Technologies, Inc. (Nasdaq: WISA (the “Company”)), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, announced today that it received a decision from the Nasdaq Hearings Panel (the “Panel”) granting its request for continued listing on The Nasdaq Capital Market, subject to the Company demonstrating compliance with certain Nasdaq Listing Rules (the “Nasdaq Rules”), including the achievement of various interim milestones.

Specifically, the Panel granted the Company’s request for continued listing, subject to the following:

•	On or before April 28, 2024, the Company must demonstrate compliance with Nasdaq Rule 5550(a)(2), to meet a minimum bid price of at least $1 per share.

•	On or before June 28, 2024, the Company shall demonstrate compliance with Nasdaq Rule 5550(b)(1), attaining stockholders' equity of at least $2.5 million.

The Company plans to implement a one-for-one hundred and fifty reverse stock split on Friday, April 12, 2024, with a Nasdaq market effective date of Monday, April 15, 2024. The reverse stock split is intended to increase the per-share trading price of the Company's common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Company intends to issue an additional press release later this week for additional information with respect to the reverse stock split.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (Nasdaq: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

© 2024 WiSA Technologies, Inc. All rights reserved. WiSA Technologies, Inc. and the WiSA Technologies, Inc. logo are trademarks of WiSA Technologies, Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, our ability to satisfy Nasdaq listing requirements and the steps we plan to take with respect thereto, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties regarding, among other items: our ability to complete the reverse stock split, our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com